Exhibit 99.6

PROXY CARD

GLOBALINK INVESTMENT INC.

YOUR VOTE IS IMPORTANT

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF GLOBALINK INVESTMENT INC.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the notice of special meeting (the “Special Meeting”) of stockholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of Globalink Investment Inc., a Delaware corporation (“Globalink”) to be held virtually on ___________, 2024, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/[_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2025, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/[_______].___________

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY — SUBJECT TO COMPLETION]

PROXY

GLOBALINK INVESTMENT INC.

THE BOARD OF DIRECTORS OF GLOBALINK INVESTMENT INC. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 4.

(1)	The Redomestication Merger Proposal (Proposal 1) — To consider and vote upon a proposal to approve the merger of Globalink with and into PubCo, a Cayman Islands exempted company (“PubCo”), with PubCo remaining as the surviving publicly traded entity. This Proposal is referred to as the “Redomestication Merger Proposal.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

The Acquisition Merger Proposal (Proposal 2) — To consider and vote upon a proposal to approve and adopt the merger agreement dated January 30, 2024 (as amended and restated on May 20, 2024 and as may be further amended, restated or supplemented from time to time, the “Merger Agreement”), by and among (i) Globalink, (ii) GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the effective time of the Business Combination (as defined below) (the “Effective Time”) in accordance with the terms and conditions of the Merger Agreement (the “Parent Representative” or the “Sponsor”), (iii) Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”), (iv) Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), (v) Alps Life Sciences Inc, a Cayman Islands company (“Alps Holdco”) and (vi) Dr Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective Time for the shareholders of Alps Holdco as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”) and (b) the transactions contemplated thereunder, including the merger of Merger Sub with and into Alps Holdco, with Alps Holdco continuing as the surviving company and as a wholly-owned subsidiary of PubCo, and the issuance of PubCo ordinary shares as merger consideration thereunder, as described in more detail in the Proxy Statement (together with the Redomestication Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination” and PubCo after the Business Combination, the “Combined Company”).

The Acquisition Merger Proposal is described in more detail in the Proxy Statement under the heading “The Acquisition Merger Proposal (Proposal 2).” A copy of the Merger Agreement is attached to the Proxy Statement as Annex A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Nasdaq Proposals (Proposals 3) — To consider and approve upon separate proposals, for purposes of complying with the Nasdaq Listing Rule, to issue (i) up to 208,000,000 PubCo ordinary shares pursuant to the Merger Agreement and (ii) up to 4,020,000 PubCo ordinary shares to the PIPE Investors. The Nasdaq Proposals are described in more detail in the Proxy Statement under the heading “The Nasdaq Proposals (Proposals 3).”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Adjournment Proposal (Proposal 4) — To consider and approve the adjournment of the Special Meeting to a later date, if necessary. We refer to this proposal as the “Adjournment Proposal.” The Adjournment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Adjournment Proposal (Proposal 4).”

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature __________________	Signature __________________	Date __________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.